EST Announces Agreement with the Convertible Debenture Holders Friday December 28, 4:00 pm ET

NEWBURY PARK, Calif.--(BUSINESS WIRE)--Electronic Sensor Technology (OTCBB:ESNR
- News), a leading manufacturer of ultra-fast vapor analyzers, Electronic Sensor Technology, Inc. announced that they have signed an agreement with the convertible debenture holders which postpones the first principal payment until April 1, 2008.

Barry S. Howe, President and CEO stated: "This change in the repayment schedule of the convertible debentures will provide the company with needed relief as we continue to pursue opportunities to raise additional capital."

About Electronic Sensor Technology:

Electronic Sensor Technology develops, manufactures, sells, and supports a product line of patented chemical vapor analyzers. The ultra high speed gas chromatography coupled with a solid state detector enables analysis of nearly any odor, fragrance, or chemical vapor within ten seconds. We believe that the Company's product line is strategically positioned to address key needs of the homeland security market, environmental and quality assurance applications, and product quality of food and beverage.

SEC Filings and Forward-Looking Statements

This press release includes forward-looking statements, including the Company's expectations regarding its ability to develop and access capital markets and its ability to achieve expected results in the chemical detection and analysis industry. The forward-looking statements are identified through use of the words "potential," "anticipate," "expect," "planned" and other words of similar meaning. These forward-looking statements may be affected by the risks and uncertainties inherent in the chemical detection and analysis industry and in the Company's business. The Company cautions readers that certain important factors may have affected and could in the future affect the Company's beliefs and expectations and could cause the actual results to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. For a discussion of these factors, please refer to our recent filings with the Securities and Exchange Commission, including our most recent report on form 10-KSB. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
Electronic Sensor Technology
Frank Zuhde, 805-480-1994, ext. 135
Source: Electronic Sensor Technology